Exhibit 99.1
7961 SHAFFER PARKWAY
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Exchanges

NEWS

Vista Gold Corp. Announces Third Quarter 2009 Results and Conference Call with Management

Denver, Colorado, November 9, 2009 – Vista Gold Corp. (TSX & NYSE Amex:  VGZ) (“Vista or the “Corporation”) provides financial results for the three and nine months ended September 30, 2009, which were filed on November 9, 2009, with the US Securities and Exchange Commission and with the relevant securities regulatory authorities in Canada in the Corporation’s Quarterly Report on Form 10-Q, and announces management’s quarterly conference call scheduled for Wednesday, November 11, 2009 at 10:00 a.m. EST.

Financial Results
All amounts are in thousands of US Dollars (US$000’s), except per share amounts and unless noted otherwise.

Our consolidated net loss for the three-month period ended September 30, 2009, was $1,717 or $0.05 per share compared to a consolidated net loss of $2,823 or $0.08 per share for the same period in 2008.  Our consolidated net earnings for the nine-month period ended September 30, 2009, was $293 or $0.01 per share compared to a consolidated net loss of $6,994 or $0.20 per share for the same period in 2008.  For the three-month period, the decrease in the consolidated net loss of $1,106 from the prior period is primarily due to a gain of $537 on the repurchase of the senior subordinated convertible notes (“Notes”).  On July 14, 2009, we repurchased $1,333 of our Notes for $866, which resulted in a gain.  Also, contributing to the decrease in the consolidated net loss for the three-month period was an increase in the gain on currency translation of $256 and a decrease in corporate administration and investor relations of $419; these amounts were partially offset by an increase in exploration, property evaluation and holding costs of $167.  The increase in the consolidated net earnings of $7,287 for the nine-month period from the prior year period is largely due to a gain on disposal of marketable securities of $6,829. The gain was the result of the sale of our Allied Nevada Gold Corp. (“Allied”) shares which we retained in connection with the transaction that resulted in the formation of Allied and the transfer of Vista’s Nevada properties to Allied.

Net cash used in operating activities was $964 for the three-month period ended September 30, 2009, compared to $1,706 for the same period in 2008.  The decrease of $742 is mostly the result of a decrease in cash used for accounts payable, accrued liabilities and other of $588, a decrease in cash used for prepaid expenses and other of $178, which was offset by an increase in cash used for accounts receivable of $37 and an increase in interest paid on our Notes of $11.

Net cash used in operating activities was $5,189 for the nine-month period ended September 30, 2009, compared to $4,985 for the same period in 2008.  The increase of $204 is mostly the result of the increase in interest paid of $669 on the Notes.

Net cash used in investing activities decreased to $1,454 for the three-month period ended September 30, 2009, as compared to $3,342 for the same period in 2008.  The decrease in cash used in investing activities of $1,888 is due to the following:

•
A decrease in cash used for additions to mineral properties of $1,742.  During the 2008 period, we undertook a drilling program at the Mt. Todd gold mine and were in the process of completing a feasibility study for the Paredones Amarillos gold project.  These projects were completed during 2008.

•
A decrease in cash received from short-term loans of $350.  In connection with the sale of our Amayapampa gold project in April 2008, we loaned to Republic Gold Limited $350 to cover ongoing expenses at the Amayapampa gold project.  They repaid this amount during the three-month period ended September 30, 2008.

Net cash provided by investing activities increased to $5,805 for the nine-month period ended September 30, 2009, as compared to net cash used in investing activities of $24,650 for the same period in 2008.  The increase in cash provided by investing activities of $30,455 is primarily the result of the following:

•
A decrease in the additions to plant and equipment of $16,746. During 2008, we completed a brokered private placement of $30,000 principal amount of Notes and used $16,000 of the proceeds towards the purchase of gold processing equipment to be used at our Paredones Amarillos gold project, which included the costs of relocating the equipment to Edmonton, Alberta, Canada.  There was no similar purchase during the nine-month period ended September 30, 2009.

•
A decrease in the acquisition of mineral property of $452.  On January 24, 2008, we completed the acquisition of interests in various mineral properties adjacent to our Guadalupe de los Reyes gold project in Mexico.  The consideration paid by Vista for the acquisition of these interests included cash payments totaling $452.  There was no similar purchase during the nine-month period ended September 30, 2009.

•	An increase in the proceeds from the sale of marketable securities of $8,966. On April 3, 2009, we sold all 1,529,848 common shares of Allied we held for $9,016.
•
An increase in the proceeds received upon the disposal of mineral property.  In June 2009, we sold most of the remaining patented mining claims in Colorado for $188.  There were no similar transactions during the 2008 period.

•
A decrease in cash used for additions to mineral properties of $3,986.  During the 2008 period, we undertook a drilling program at the Mt. Todd gold mine and were in the process of completing a feasibility study for the Paredones Amarillos gold project.  These projects were completed during 2008.

Net cash provided by financing activities was $19,841 for the three-month period ended September 30, 2009, as compared to net cash provided by financing activities of $70 for the same period in 2008.  This increase is the result of the completion of a public offering on September 21, 2009, and the completion of the over-allotment on September 25, 2009, in which we offered and sold an aggregate 10.12 million common shares. Proceeds to Vista after commission and other fees were $20.7 million ($20.5 million after fees paid subsequent to September 30, 2009).  There were no similar transactions during the three-month period in 2008.

Net cash provided by financing activities was $19,841 for the nine-month period ended September 30, 2009, as compared to $31,470 for the same period in 2008.  This decrease is primarily the result of the completion of the public offering and over-allotment as discussed during the three-month period as compared to the completion of a brokered private placement on March 4, 2008, in which we offered and sold $30,000 in aggregate principal amount of the Notes.  Proceeds to Vista after legal and other fees were $28,390.

There were no warrant exercises or exercises of stock options during the three-month period ended September 30, 2009, as compared to stock option exercises of $70 during the 2008 period.  There were no warrant exercises during the three-month period in 2008.

There were no warrant exercises or exercises of stock options during the nine-month period ended September 30, 2009, as compared to stock option exercises of $139 and warrant exercises of $2,941 during the 2008 period.

At September 30, 2009, our total assets were $94,266 compared to $75,765 at December 31, 2008, representing an increase of $18,501.  At September 30, 2009, we had working capital of $33,596 compared to $21,209 at December 31, 2008, representing an increase of $12,387.  This increase relates primarily to an increase in our cash balance from year end as a result of our public offering and the over-allotment during September 2009.

The principal component of working capital at both September 30, 2009, and December 31, 2008, is cash and cash equivalents of $33,723 and $13,266, respectively.  Other components include marketable securities (September 30, 2009 — $791; December 31, 2008 — $8,153) and other liquid assets (September 30, 2009 - $600; December 31, 2008 - $593).

On September 21, 2009, we announced the closing of our previously announced public offering of common shares. We sold to Dahlman Rose & Company and Wellington West Capital Markets, as underwriters, 8.8 million common shares at a price of $2.25 per common share.  We granted the underwriters a 30-day option to purchase up to 1.32 million additional common shares to cover over-allotments, if any.

On September 25, 2009, we announced the closing of the sale of 1.32 million common shares, pursuant to the underwriters' exercise of the over-allotment option, which Vista granted in connection with its public offering of common shares.  Consistent with the public offering of common shares that closed on September 21, 2009, the 1.32 million common shares were sold to Dahlman Rose & Company LLC and Wellington West Capital Markets, as underwriters, at the public offering price of $2.25 per common share.  The over-allotment and the public offering were made pursuant to Vista’s shelf registration statement filed with the US Securities and Exchange Commission and a shelf prospectus filed with certain Canadian securities regulatory authorities.  With the sale of the additional 1.32 million common shares to the underwriters pursuant to the exercise by the underwriters of their over-allotment option, an aggregate of 10.12 million common shares in total were sold in connection with the offering.

Proceeds to Vista from the offering, net of commissions and fees, were approximately $20.5 million, which includes net proceeds of approximately $2.7 million from the sale of the 1.32 million common shares pursuant to the underwriters’ exercise of the over-allotment option.

Vista intends to use the net proceeds from the offering: (i) to fund drilling, exploration, and engineering/technical activities (including the preparation of a feasibility study) on its Mt. Todd gold project; (ii) to fund the engineering, design and other technical activities to advance its Paredones Amarillos gold project; (iii) to fund exploration activities and if warranted, drilling programs at its Guadalupe de los Reyes gold project and (iv) to fund acquisitions, and further development of acquired mineral properties, working capital requirements and/or for other general corporate purposes.

Selected Financial Data	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
U.S. $000’s, except loss per share
Results of operations
Net loss	$(1,717)	$(2,823)	$293	$(6,994)
Basic and diluted loss per share	(0.05)	(0.08)	0 .01	(0.20)

Net cash used in operations	(964)	(1,706)	(5,189)	(4,985)
Net cash used in investing activities	(1,454)	(3,342)	5,805	(24,650)
Net cash provided by financing activities	19,841	70	19,841	31,470

Financial position	September 30,	December 31,
	2009	2008

Current assets	$35,114	$22,012
Total assets	94,266	75,765
Current liabilities	1,518	803
Total liabilities	25,983	24,527
Shareholders’ equity	68,283	51,238

Working capital	33,596	21,209

Management Discussion & Analysis and Conference Call

To review Vista’s Form 10-Q for the Third Quarter 2009, including Management Discussion & Analysis, visit either www.sedar.com, www.sec.gov/edgarhp.htm or our website www.vistagold.com.  A conference call with management to review Third Quarter 2009 financial results and corporate and project activities is scheduled on Wednesday, November 11, 2009 at 10:00 a.m. EST.

Toll-free in North America:  1-866-443-4188
International:  1-416-849-6196

This call will also be web-cast and can be accessed at the following web location:

http://www.snwebcastcenter.com/event/?event_id=631

This call will be archived and available at www.vistagold.com after November 11, 2009.  Audio replay will be available for three weeks by calling in North America:  1-866-245-6755, passcode 574222.

If you are unable to access the audio or phone-in on the day of the conference call, please feel free to email questions, prior to the conference call, addressed to Connie Martinez, Manager - Investor Relations, (email: connie@vistagold.com) and we will try to address these questions prior to or during the conference call.

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would increase their value. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.  Vista has undertaken programs to advance the Paredones Amarillos gold project, located in Baja California Sur, Mexico, including a definitive feasibility study, the purchase of long delivery equipment items, and the purchase of land for the processing facilities, related infrastructure and the desalination plant. The results of a preliminary economic assessment completed in 2009 on the Mt. Todd gold project in Australia are encouraging and Vista is undertaking other studies to advance the project, with the completion of a preliminary feasibility study expected late in the fourth quarter of 2009.  Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, Yellow Pine gold project in Idaho, Awak Mas gold project in Indonesia, and the Long Valley gold project in California.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as future financial and operating results and estimates; preliminary assessment results for the Mt. Todd gold project; and plans and timing for a preliminary feasibility study at the Mt. Todd gold project; Vista’s future business strategy; goals; operations; plans; potential project development; future gold prices; Vista’s potential status as a producer including plans and timing of potential production; and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “estimate”, “plan”, “will”, “target”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, risks relating to general economic conditions, delays and incurrence of additional costs in connection with our Paredones Amarillos gold project, including uncertainty relating to timing and receipt for required governmental permits; uncertainty relating to timing and outcome the application for the Change of Forest Land Use Permit for the Paredones Amarillos gold project, uncertainty of feasibility study results and preliminary assessments and of estimates on which such results are based;  risks relating to delays in commencement and completion of construction at the Paredones Amarillos and Mt. Todd gold projects; risks of significant cost increases; risks of shortages of equipment or supplies; risks that Vista’s acquisition, exploration and property advancement efforts will not be successful;  risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; risks related to repayment of debt; risks related to increased leverage; and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K, as amended and Quarterly Report on Form 10-Q and other documents filed with the US Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.